Press Release

Weatherford Updates Covenant Calculation

BAAR, Switzerland, November 7, 2016 –Weatherford International plc (NYSE: WFT) announces that upon extensive review, which included the administrative agent under our credit facilities and with our internal counsel, the Company confirms that the calculation of adjusted EBITDA should be (and is now) calculated with the same formula for both of the Company’s Leverage Ratio covenants, i.e. the Specified Senior Leverage Ratio and the Specified Leverage and Letters of Credit (LC) Ratio, in the revolving and term loan credit facilities.
The resulting adjusted Specified Senior Leverage and LC Ratio, as of the end of the third quarter 2016, is now 3.18x, versus the previously reported ratio of 3.67x.
There is no impact on the other two covenant calculations.

About Weatherford

Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 100 countries and has a network of approximately 1,000 locations, including manufacturing, service, research and development, and training facilities and employs approximately 31,000 people. For more information, visit www.weatherford.com and connect with Weatherford on LinkedIn, Twitter, YouTube and Facebook.
Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements include, among other things, the Company’s forecasts and expectations regarding business outlook and performance  and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management, and are subject to significant risks, assumptions and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company’s Quarterly Reports on Form 10-Q, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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Weatherford Contacts
Krishna Shivram
Executive Vice President and Chief Financial Officer
+1.713.836.4610

Karen David-Green
Vice President – Investor Relations, Corporate Marketing and Communications
+1.713.836.7430